Exhibit 10.5

Execution Version

June 5, 2024

State Street Bank and Trust Company

One Congress St.

Suite 1

Boston, MA 02114

Attention:

State Street Alternative Investment Solutions

Re:	Master Custodian Agreement – New Fund

Ladies and Gentlemen:

Reference is made to that certain Master Custodian Agreement by and between State Street Bank and Trust Company (the “Custodian”) and, initially, Morgan Stanley Direct Lending Fund, dated as of November 26, 2019, as may be amended, restated, modified or supplemented from time to time, (the “Custody Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Custody Agreement.

Pursuant to the Section 20.4 of the Custody Agreement, undersigned, SL Investment Fund LLC (the “New Fund”) hereby requests (1) that the Custodian act as custodian for the New Fund pursuant to the Custody Agreement and (2) to become an additional “Fund” thereunder. In connection with such request, the undersigned New Fund: (a) confirms, as of the date hereof, its representations and warranties set forth in Section 20.5 of the Agreement, and (b) represents and warrants that it is a management investment company that has elected or will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended.

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Please indicate your acceptance of the foregoing by executing this Letter and returning a copy to the New Fund.

SL Investment Fund LLC

By: MS Credit Partners Holdings Inc., its Managing Member

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Vice President

Agreed to as of June 5, 2024

State Street Bank and Trust Company

By:	/s/ Paul Fitzgibbon
Name:	Paul Fitzgibbon
Title:	Vice President

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